SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 5, 2008 (July 31, 2008)
SIRIUS XM RADIO INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-24710	52-1700207
(State or other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

1221 Avenue of the Americas, 36th Fl., New York, NY	10020
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (212) 584-5100

Sirius Satellite Radio Inc.
(Former Name or Former Address, If Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
13% Senior Notes due 2014
     As previously announced, on July 31, 2008, XM Escrow LLC (“Escrow LLC”), a Delaware limited liability company and wholly-owned subsidiary of XM Satellite Radio Holdings Inc. (“XM Holdings”), which is our wholly-owned subsidiary, issued $778.5 million aggregate principal amount of 13% Senior Notes due 2014 (the “Senior Notes”). The terms of the Senior Notes are governed by an Indenture dated as of July 31, 2008 among Escrow LLC and The Bank of New York Mellon, as trustee. The Senior Notes were sold to J.P. Morgan Securities Inc., Morgan Stanley & Co. Incorporated and UBS Securities LLC, as initial purchasers. The Senior Notes, offered to certain non-U.S. persons pursuant to Regulation S under the Securities Act of 1933, as amended (the “Securities Act”), and to qualified institutional buyers pursuant to Rule 144A under the Securities Act at a purchase price equal to 89.93% of their principal amount, are senior obligations of XM Satellite Radio Inc. (“XM Inc.”) and rank equally in right of payment with its existing and future senior debt. Interest is payable semi-annually in arrears on February 1 and August 1 at a rate of 13% per annum. The Senior Notes are unsecured and will mature in 2014, with such maturity to occur earlier in 2013, in certain circumstances. Escrow LLC deposited the proceeds of the offering of the Senior Notes into escrow, together with a deposit by XM Holdings of sufficient cash, cash equivalents or treasury securities to pay accrued interest, if any, and the special mandatory redemption price for the Senior Notes, when and if due. Upon consummation of certain refinancing transactions, the funds will be released to Escrow LLC and Escrow LLC will merge with and into XM Inc., with XM Inc. being the surviving corporation. Upon this merger, the Senior Notes will become obligations of XM Inc. and will also be guaranteed by XM Holdings, XM Equipment Leasing LLC and XM Radio Inc. The Senior Notes are not guaranteed by Sirius XM Radio Inc. XM Inc., at its option, may redeem the Senior Notes at a “make-whole” redemption price at any time, subject to certain restrictions. The Senior Notes are subject to covenants that, among other things, require XM Inc. to make an offer to repurchase the Senior Notes at 101% of their principal amount in the event of a change of control, and limit the ability of XM Inc. and its restricted subsidiaries to incur additional indebtedness; pay dividends on, redeem or repurchase capital stock; make investments; engage in transactions with affiliates; create certain liens; or consolidate, merge or transfer all or substantially all of its assets and the assets of its restricted subsidiaries.
7% Exchangeable Senior Subordinated Notes Due 2014
     As previously announced, on August 1, 2008, XM Inc. issued $550 million aggregate principal amount of 7% Exchangeable Senior Subordinated Notes due 2014 (the “Exchangeable Notes”). The Exchangeable Notes were issued pursuant to an indenture dated as of August 1, 2008 among XM Inc., XM Holdings, XM Equipment LLC, XM Radio Inc., Sirius Satellite Radio Inc. (now Sirius XM Radio Inc.) and The Bank of New York Mellon, as trustee. The Exchangeable Notes were sold to J.P. Morgan Securities Inc., Morgan Stanley & Co. Incorporated and UBS Securities LLC, as initial purchasers. The Exchangeable Notes, offered to qualified institutional buyers pursuant to Rule 144A under the Securities Act at a purchase price equal to 100% of their principal amount, are senior subordinated obligations of XM Inc. and rank junior in right of payment with its existing and future senior debt and equally in right of payment with its existing and future senior subordinated debt. XM Holdings, XM

Equipment LLC and XM Radio Inc. have also guaranteed the Exchangeable Notes on a senior subordinated basis. The Exchangeable Notes are not guaranteed by Sirius XM Radio Inc. Interest is payable semi-annually in arrears on June 1 and December 1 at a rate of 7% per annum. The Exchangeable Notes will be exchangeable at any time at the option of the holder into shares of our common stock, par value $0.001 per share (the “Common Stock”), at an initial exchange rate of 533.3333 shares of Common Stock per $1,000 principal amount of Exchangeable Notes, which is equivalent to an approximate exchange price of $1.875 per share of Common Stock. If a fundamental change occurs, and in other circumstances specified in the Exchangeable Notes prior to maturity, holders of the Exchangeable Notes may require XM Inc. to repurchase all or part of their Exchangeable Notes at a repurchase price equal to 100% of their principal amount, plus accrued and unpaid interest, if any. The exchange rate will be increased in relation to exchanges occurring during specified periods following the occurrence of specified corporate transactions involving us or XM Inc.
     As previously announced, in connection with the issuance and sale of the Exchangeable Notes, we and XM Inc. also entered into a Registration Rights Agreement with J.P. Morgan Securities Inc., Morgan Stanley & Co. Incorporated and UBS Securities LLC, dated August 1, 2008 (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, we have agreed to (i) file with the SEC not later than 90 days after the date of original issuance of the Exchangeable Notes, a shelf registration statement (or an automatic shelf registration statement if we are eligible to use an automatic shelf registration statement at the time of filing, or a prospectus supplement in relation to an existing effective shelf registration statement), covering resales of our Common Stock issuable upon the exchange of the Exchangeable Notes; (ii) use commercially reasonable efforts to cause such registration statement to become effective as promptly as is practicable, but in no event later than 180 days after the date of original issuance of the Exchangeable Notes; and (iii) use reasonable best efforts to keep the registration statement continuously effective until the earliest of all of our Common Stock issuable on the exchange of Notes (A) ceases to be outstanding or (B)(1) have been sold or otherwise transferred pursuant to an effective registration statement, (2) have been sold pursuant to Rule 144 under circumstances in which any legend borne by our Common Stock relating to restrictions on transferability thereof is removed or (3) such Common Stock is eligible to be sold pursuant to Rule 144 or any successor provision without any volume or manner of sale restriction by a person who has not been our affiliate during the 90 day period preceding such sale.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The response to Item 1.01 is hereby incorporated into this Item 2.03.
Item 3.02 Unregistered Sales of Equity Securities.
     The response to Item 1.01 is hereby incorporated into this Item 3.02. The Exchangeable Notes referred to in the response to Item 1.01 are exchangeable into shares of our Common Stock, as described in such response.
Item 5.03. Amendments to Article of Incorporation or Bylaws; Change in Fiscal Year.
     On August 5, 2008, we changed our name from Sirius Satellite Radio Inc. to Sirius XM Radio Inc. The name change was effected pursuant to Section 253 of the Delaware General Corporation Law by merging a wholly-owned subsidiary (formed solely for the purpose of implementing the name change) into us. We are the surviving corporation and, in connection with the merger, we have amended our Amended and Restated Certificate of Incorporation to change our name to Sirius XM Radio Inc. pursuant to the Certificate of Ownership and Merger filed with the Secretary of State of the State of Delaware. A copy of the Certificate of Ownership and Merger is attached hereto as Exhibit 3.1.
     The ticker symbol for our Common Stock, which is listed on the Nasdaq Global Select Market, remains “SIRI”. In connection with the name change, the CUSIP number for our Common Stock is changing to: 82967N 108.
Section 9.01. Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit No.	Description

3.1	Certificate of Ownership and Merger, dated August 5, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SIRIUS XM RADIO INC.
By:	/s/ Patrick L. Donnelly
Patrick L. Donnelly
Executive Vice President, General Counsel and Secretary

Dated: August 5, 2008

EXHIBITS

Exhibit	Description of Exhibit

3.1	Certificate of Ownership and Merger, dated August 5, 2008.